Exhibit 10.41

JOINT VENTURE

LIMITED LIABILITY COMPANY AGREEMENT

FOR

ARMY FLEET SUPPORT, LLC

i

The Units represented by this document have not been registered under any securities laws and thus their transferability is restricted. The Units may not be sold, assigned, or transferred, nor will any assignee, transferee, or endorsee thereof be recognized as having an interest in such Units by the issuer for any purpose, unless (i) a registration statement under the Securities Act of 1933, as amended, with respect to such Units shall then be in effect and such transfer has been qualified under applicable state securities laws, or (ii) the availability of any exemption from registration and qualification shall be established to the satisfaction of counsel for the Company.

The Units represented by this document are subject to further restriction as to their sale, transferability, or assignment as set forth in this Agreement and agreed to by each Member. Said restriction provides, among other things, that no transferee or assignee shall become a Substitute Member unless consented to by the Members.

JOINT VENTURE

LIMITED LIABILITY COMPANY AGREEMENT

FOR

ARMY FLEET SUPPORT, LLC

This Joint Venture Limited Liability Company Agreement is entered into and shall be effective as of the Effective Date by and among the persons executing this Agreement as Members. The Members of this Joint Venture desire to enter into this Agreement to regulate or establish the affairs of the Company, the conduct of its business and the relations of its Members.

The Members of the Joint Venture will work together to further the business base and experience of the small business members. In recognizing the small business participation for terms of compliance with the Program small business goals, the Joint Venture will provide an accounting of revenue and cost for each party’s participation in accordance with the contribution ratios identified in Exhibit A. The large business participants pledge an enhanced mentoring program for the small businesses through active inclusion in all management decisions as specified in Article 7, Management Committee; as well as program management involvement in specific areas of expertise of each participant. All Members will share best practices employed by their respective companies for the improved performance of the Joint Venture on the program.

The Members recognize the strategic importance of the Program in providing safe and reliable aircraft for training Army Aviators as well as providing a source of ‘depot’ maintenance capability to U. S. Army Aviation and Missile Command and will dedicate the necessary resources to ensure full performance of the Contract. Each Member further recognizes the strengths of the other in its respective ability to provide support to the Army for the Program and each will commit its general management, maintenance management, logistics management, engineering management, labor relations management and expertise and program management resources as necessary to ensure that every requirement of the Contract is performed in a compliant manner. Each party will use its best efforts to exceed the Customer’s expectations.

For and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Agreement hereby agree as follows:

ARTICLE 1

FORMATION

1.1           Organization.  The Members agree to form the Company as a Delaware limited liability company pursuant to the provisions of the Act.

1.2.          Name.  The name of the Company is Army Fleet Support, LLC, and all business of the Company shall be conducted under that name or under any other name. The Company shall hold all of its Property in the name of the Company and not in the name of any Member.

1.3           Effective Date.  This Agreement is effective as of June 2, 2003, which is the date of the filing of the Certificate with the Delaware Secretary of State (the “Effective Date”).

1.4           Term.  The term of the Company shall commence of the Effective Date, and unless sooner terminated, liquidated, or dissolved pursuant to the provisions hereof, shall continue until:

a.             All obligations and liabilities, including warranty, assumed by or imposed upon the Company under the Contract have been performed or discharged, and

b.             All disputes, claims, causes of action, obligations and liabilities and other similar matters arising out of or in connection with the Contract have been resolved or discharged, and

c.             The Company has received payment in full of sums due it under the Contract.

1.5           Registered Agent and Office.  The registered agent for service of process and the registered office shall be that Person and location reflected in the Certificate as filed in the office of the Delaware Secretary of State. The Management Committee, may, from time to time, change the registered agent or office through appropriate filings with the Delaware Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Management Committee shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Management Committee shall fail to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

1.6           Principal Office.  The Principal Office of the Company shall be located at, and the Company’s mailing address shall be 555 Industrial Drive South; Madison, Mississippi 39110, or at such other location and address as determined from time to time by the Management Committee.

ARTICLE 2

DEFINITIONS

2.1           Definitions.  For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

Act.  The Delaware Limited Liability Company Act and all amendments to the Act.

Additional Member.  A Member or a Substitute Member who has acquired Units from the Company pursuant to Section 13.3.

Admission Agreement.  The agreement between an Additional Member and the Company, wherein the Additional Member agrees to be bound by all the terms and conditions of this Agreement and which specifies the Capital Contribution to be made by such Additional Member.

Affiliate.  A natural person or an Organization that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Member.

Agreement.  This Limited Liability Company Agreement including all amendments adopted in accordance with this Agreement and the Act.

Assignee.  A Person to whom Units have been transferred pursuant to the provisions of Article 12 who has not been admitted as a Substitute Member.

Available Cash.  At the time of determination, Money, demand deposits or short-term marketable securities arising out of, or acquired with proceeds derived from, net cash flow from the operation of the Company that the Management Committee determines is available for Distribution to the Members.

Business Day.  Any day other than Saturday, Sunday or any legal holiday observed by the United States Government.

Capital Account.  The account maintained for a Member or Assignee determined in accordance with Article 9.

Capital Contribution.  With respect to any Member, the amount of Money and the initial Gross Asset Value of any Property (other than Money) contributed to the Company with respect to the Units held by such Member pursuant to the terms of this Agreement.

Capital Transaction.  A financing or refinancing, insurance recovery, condemnation, award, easement sale, sale, exchange or other Disposition of all or any part of the Property of the Company, and any other transaction, the proceeds of which, in accordance with generally accepted accounting principals, are considered to be capital in nature.

Certificate.  The certificate of Formation of the Company described in Section 18-201 of the Act, as originally filed with the Delaware Secretary of State, and as amended, supplemented and restated from time to time.

Code.  The Internal Revenue Code of 1986, as amended from time to time.

Company.  Army Fleet Support, LLC, a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.

Company Liability.  Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

Company Property. Any Property owned by the Company.

Contract.  The prime contract for the Program, including any renewals, follow-ons, recompetes or extensions of the Contract, and any options applicable to the Contract, as defined.

Customer. The United States Army.

Depreciation.  For each Taxable Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to each Company Property for such Taxable Year, except that if the Gross Asset Value of Company Property differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Taxable Year bears to such beginning tax basis; provided, however, that if the adjusted basis for federal income tax purposes of Company Property at the beginning of such Taxable Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

Distribution.  A transfer to Property to Member or Assignee on account of a Unit as described in Article 10.

Disposition (Dispose).  Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, whether absolute or as security or encumbrance (including dispositions by operation of law).

Electronic Transmission.  Any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.

General Manager.  The project manager as defined in Article 8.

Gross Asset Value.  With respect to any Company Property, the asset’s adjusted basis for the federal income tax purposes, except as follows:

a.             The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Management Committee, provided that, if the contributing Member is a member of the Management Committee, the determination of the fair market value of the contributed assets shall require the consent of the Members;

b.             The Gross Asset Values of all Company Property shall be adjusted to equal their respective fair market values, as determined by the Management Committee, as of the following times:

(i)                The acquisition of additional Units in the Company by any new or existing Member in exchange for more than a de minimus capital contribution;

(ii)               The distribution by the Company to a Member of more than a de minimus amount of Company Property as consideration for an interest in the Company; and

(iii)              The dissolution of the Company;

Provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Management Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members in the Company;

c.             The Gross Asset Value of any Company Property distributed to any Member shall be equal to the gross fair market value of such asset on the date of distribution as determined by the distributee Member and the Management Committee, provided that if the distributee is a member of the Management Committee the determination of the fair market value of the distributed asset shall require the consent of the Members; and

d.             The Gross Asset Values of Company Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Regulations Section 704-1(b)(2)(iv)(m).

If the Gross Asset Value of any Company Property differs from its adjusted tax basis, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such assets for purposes of computing Net Profits and Net Losses.

L-3 Com IS LP.  The Member so designated on Exhibit A.

Management Committee.  The Management Committee selected in accordance with Article 7 herein and given the authority set forth in Article 7 herein.

Member.  A person holding Units in the Company, including, unless the context expressly indicates to the contrary, an Assignee.

Money.  Cash or other legal tender of the United States, or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

Net Profits and Net Losses.  For each Taxable Year, an amount equal to the Company’s taxable income or loss, respectively, for such Taxable Year determined in accordance with Code section 703(a)  (including, for this purpose, all items of income, gain, loss or deduction that would otherwise be separately stated) with the following adjustments.

a.             Any income of the Company that is exempt from federal income tax and not otherwise taken into account shall be added to such taxable income or loss;

b.             Any expenditures of the Company described in, or treated as, Code section 705(a)(2)(B) expenditures and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss;

c.             In the even the Gross Asset Value of any Company Property is adjusted pursuant to the requirements of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;

d.             Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, regardless of whether the adjusted tax basis for such Property differs from its Gross Asset Value;

e.             In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Taxable Year, computed in accordance with the terms of this Agreement;

f.              To the extend an adjustment to the adjusted tax basis of any Company Property pursuant to Code sections 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining capital accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from a disposition of the asset and shall be taken into account for purposes of computing Net Profits and Net Loses; and

g.             Notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 10.2 hereof shall not be taken into account in computing Net Profits or Net Losses.

Notice.  Any Notice requires to be given to any Person or the Company Pursuant to the terms of this Agreement or the Act shall be given in accordance with Section 20.1 of this Agreement.

Offsettable Decrease.  Any allocation that unexpectedly causes or increases a deficit in the Member’s or Assignee’s Capital Account as of the end of the taxable year to which the allocation relates attributable to depletion allowance under Section 1.704(b)(2)(iv)(k) of the Regulations, allocations of loss and deductions under Sections 704(e)(2) or 706 of the Code or under Section 1.751-1 of the Regulations, or distributions that, as of the end of the year, are reasonably expected to be made to the extent they exceed the offsetting increases to such person’s Capital Account that reasonably are expected to occur during (or prior to) the taxable years in which the such distributions are expected to be made.

Organization.  A Person other than a natural person. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

Percentage Interest.  With respect to any Member or Assignee, a fraction (expressed as a percentage), the numerator of which is the total number of Units held by such person and the denominator is the total number of Units of all Members and Assignees.

PSI. The Member so designated on Exhibit A.

Person.  An individual, trust, estate, or any incorporated or unincorporated organization permitted to be a member of a limited liability company under the laws of the State of Delaware.

Proceeding.  Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator, or governmental agency.

Program.  The Fort Rucker Fleet Support Program.

Property.  Any property real or personal, tangible or intangible, including Money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

RALLC.  The Member so designated on Exhibit A.

Regulations.  Except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

Substitute Member.  An Assignee who has been admitted to all of the rights of membership pursuant to this Agreement.

Taxable Year.  The taxable year of the Company as determined pursuant to section 706 of the Code.

Taxing Jurisdiction.  Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member’s share of the income or gain attributable to the Company.

Units.  The rights of a Member or Assignee in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

Unrepaid Capital.  The excess, if any, of (i) the sum of the Capital Contributions of a Member, over (ii) the proceeds from Capital Transactions, if any, theretofore distributed to such Member.

USH.  The Member so designated on Exhibit A.

Voting Right.  The right of a Member to information and to consent to, approve or otherwise vote on actions of the Company as specified herein.

ARTICLE 3

NATURE OF BUSINESS

3.1           Performance of Contract.  The purpose, nature and character of the business of the Company is to act as the contractor under the Contract.

3.2           Limited Purpose.  The purpose of the Company is to engage solely in the foregoing business activities, together with such other activities as may be ancillary or related thereto, or otherwise necessary or advisable in connection with the foregoing activities.  The Company, without written consent of all of the Members, shall not engage in any business unrelated to the Program, the Contract, and ancillary and related activities.

ARTICLE 4

ACCOUNTING AND RECORDS

4.1           Records to be Maintained.  The Management Committee shall maintain the following records at the Principal Office:

a.             A current list of the full name and last known business address of each Member, former Member and other holder of a Unit (including as Assignee), together with such person’s current Percentage Interest;

b.             A current list of the full name and last known business address of each member of the Management Committee;

c.             A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate has been executed;

d.             Copies of the Company’s federal, foreign, state and local income tax returns and reports, if any, for the three most recent years or for the period of time required under the Contract, whichever is longer;

e.             Copies of this Agreement including all amendments thereto;

f.              Any financial statements of the Company for the three most recent years or for the period of time required under the Contract, whichever is longer;

g.             If not set forth in this Agreement, a writing or other data compilation from which information can be obtained through retrieval devices into reasonably usable form setting forth the following:

(i)            The amount of cash and a description and statement of the agreed value of the other property or services contributed by each Member and which each Member has agreed to contribute;

(ii)           The times at which or events upon the happening of which any additional contributions agreed to be made by each Member are to be made; and

(iii)          Any events upon the happening of which the Company is to be dissolved and its affairs wound up.

4.2           Reports to Members:

a.             The Management Committee shall provide reports at least annually to the Members at such time and in such manner as the Management Committee may determine reasonable.

b.             The Management Committee shall provide all Members and Assignees with those information returns required by the Code and the laws of any Taxing Jurisdiction.

4.3           Method of Accounting.  The records of the Company shall be maintained on an accrual basis, in accordance with generally accepted accounting principles.

ARTICLE 5

NAMES OF MEMBERS

5.1           Names.  The names of the Members are as reflected on Exhibit A attached hereto and by this reference made a part hereof as if set forth fully herein.

ARTICLE 6

RIGHTS AND DUTIES OF MEMBERS

6.1           Voting Rights.

a.             Except as provided in subsection (b) of this Section 6.1, all Members shall be entitled to the right to vote on any matter submitted to a vote of the Members pursuant to this Agreement or the Act. No Assignee shall be entitled to Voting Rights unless admitted as a Substitute Member pursuant to the terms of this Agreement. At every Members’ meeting, any vote shall be by the Members based on and in proportion to the Percentage Interests as of the record date. A vote may be cast by a Member either in person or by proxy pursuant to Section 6.12 herein.

b.             For the purposes of voting in elections of members of the Management Committee only, the Member designated as “RA LLC” on Exhibit A attached hereto shall have the right to elect four (4) members of the Management Committee; the Member designated as “L-3 Com IS LP” on Exhibit A attached hereto shall have the right to elect four (4) members of the Management Committee; the Member designated as “PSI” on Exhibit A attached hereto shall have the right to elect one (1) member of the Management Committee; and the Member designated as USH on Exhibit A attached hereto shall have the right to elect one (1) member of the Management Committee.

6.2           Approval of the Members.  Unless specified otherwise in this Agreement or required by the Act, the approval of the Members having a majority of fifty-one percent (51%) of the Percentage Interests at a meeting where a quorum is present shall constitute the action of the Members. Assignees shall not be considered Members entitled to vote for the purpose of determining such supermajority.

6.3           Annual Meetings.  The annual meeting of the Members shall be held during the second quarter of each year, at the Principal Office of the Company, at such date, time or place as may be designated in the notice thereof as herein provided, or as may be designated by the Members at a previous meeting thereof, or as may be unanimously agreed upon by the Members, which agreement may be indicated by the presence of the Members at such meeting, either in person or by proxy. If the said date be a legal holiday, the annual meeting shall be held on the next succeeding Business Day. The purposes of the annual meeting shall be the election of the Management Committee and the transaction of any other business that may properly come before the meeting.

6.4           Special Meetings.  Special meetings of the Members, for any purpose or purposes, shall be held at the Principal Office of the Company, or at such other place, and at such date and time, as may be designated in the notice thereof, or as may be fixed by the Members at a previous meeting thereof, or as may be unanimously agreed upon by the Members, which agreement may be indicated by the presence of Members at such special meeting, either in person or by proxy, and may be called at any time by the Management Committee. The Management Committee may call such a meeting on its own accord, and shall be obligated to call such a meeting whenever so requested in one or more signed, dated and written demands for a meeting (describing the purpose or purposes for which it is to be held) delivered to the Management Committee by the Members holding at least ten percent (10%) of the Percentage Interests. No matter shall be proposed for action or other consideration at such meeting except as stated in the notice thereof delivered to the Members, unless such notice shall have been unanimously waived by the Members entitled to notice that such proposed action or other consideration on such matter is a purpose of such special meeting.

6.5           Notice.  Notice meeting the requirements of Section 20.1 of this Agreement and stating the place, date and time of all Members’ meetings, annual or special, shall be given not less than five (5) or more than sixty (60) days before the date of the meeting, by or at the direction of the Management Committee, to each Member, unless such notice shall be waived thereby. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. However, notice of an annual meeting need not include a description of the purpose or purposes for which it is called.

6.6           Record Date.  The Management Committee shall determine the record date for identifying the Members and their Percentage Interests entitled to notice of and to vote at an annual or special meeting of the Members. If the Management Committee does not otherwise fix a record date, then the record date is the day before the first notice is delivered to Members; the record date for determining Members entitled to take action without a meeting is the date the first Member signs a consent; and the record date for determining Members entitled to demand a special meeting is the date the first Member signs the demand.

6.7           Adjournment.  Any meeting of Members, annual or special, may adjourn to a different date or time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken before the adjournment thereof. At the adjourned meeting the Members may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Member of record as of the new record date. The Management Committee must fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

6.8           Quorum.  Unless otherwise provided by this Agreement, a quorum for action on any matter at any Members’ meeting shall consist of a majority of the Percentage Interests, whether the Percentage Interests are represented in person or by proxy. Once a Percentage Interest is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that reconvened meeting. If a quorum be not so represented at such a meeting, a majority of those Percentage Interests so represented may adjourn the meeting to a future date, time and place, and thereafter from time to time, as provided herein.

6.9           Action Without Meeting.  Any action required or permitted to be taken by the Act or this Agreement at a meeting of the Members may be taken without such a meeting if one or more written consents, describing the action so taken, shall be signed by each of the Members and delivered to the Management Committee for filing with the Company records. Such a consent is to have the same effect as a meeting vote and may be described as such in any document.

6.10         Organization.  The Chairman of the Management Committee, or his or her designee, shall call meetings of the Members to order and shall act as Chairman of such meetings, unless otherwise determined by the holders of the majority of all of the Percentage Interests present in person or by proxy. The presiding officer shall appoint another person to act as secretary of that meeting.

6.11         [Reserved]

6.12         Proxies.  All appointments by a Member of a proxy to vote or otherwise act for such Member shall be duly appointed in writing, properly signed (either personally or by that Member’s attorney-in-fact) and shall be effective when received by the Management Committee or other person authorized by the Management Committee to tabulate votes prior to the commencement of the meeting. A proxy shall be valid for eleven (11) months from the date of its execution unless a longer or shorter period is expressly provided in the proxy appointment form and shall be revocable and not irrevocable. The death or incapacity of the Member granting a proxy does not affect the right of the Company to accept the proxy’s authority unless notice of the death or incapacity of that Member is received by the Management Committee or other person authorized by the Management Committee to tabulate votes before the proxy exercises his or her authority under the proxy appointment. Subject to the provisions of this Section 6.12, as well as any express limitations on the proxy’s authority appearing on the face of the proxy appointment form, the Company is entitled to accept the proxy’s vote or other action as that of the Member granting the proxy.

6.13         [Reserved]

6.14         Liability of Members.  No Member shall be liable as such for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

6.15         Representations and Warranties.  Each Member, and in the case of an Organization, the person(s) executing this Agreement on behalf of the Organization, hereby represents and warrants to the Company and each other Member that: (a) if that Member is an Organization, that it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agree to this Agreement to perform its obligations hereunder; (b) that the Member is acquiring its interest in the Company for the Member’s own account as an investment and without an intent to distribute the interest; (c) the Member acknowledges that the interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

6.16         Conflicts of Interest.  Nothing herein shall be construed to prohibit any of the Members or their respective Affiliates from seeking or taking advantage of other opportunities in their respective fields of work, whether or not in competition with one another; provided, however, that no Member nor its Affiliates may compete with the Company with respect to the Program. Each Member recognizes that the other Members have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that each such other Member is entitled to carry on such other business interests, activities and investments. Neither the Company nor any Member shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Without limiting the generality of the foregoing, subject only to an obligation not to act in bad faith, each Member shall be free to take its own interests into account when determining what position to take in respect to a proposed act or omission of the Company.

6.17         Events of Bankruptcy.  A person shall not cease to be a Member of the Company upon the happening of any of the events specified in Section 18-304, or its successor, of the Act.

ARTICLE 7

MANAGEMENT COMMITTEE

7.1           Duties.  The business and affairs of the Company shall be managed and controlled under the direction of the Management Committee. All powers that may be exercised and/or performed by the Company, under the Act, the Certificate and this Agreement shall be exercised by or under the authority of the Management Committee.

7.2           Actions Requiring Management Committee or Member Approval; Day-to-Day Authority of the General Manager.

a.             Management Committee or Member Approval Required.  All actions outside the ordinary course of business of the Company, to be taken by or on behalf of the Company, shall require the approval of the Management Committee; provided however, that the following actions shall require the approval of the Members:

(i)            Consummation of a merger or share exchange to which the Company is a party;

(ii)           Consummation of a sale or other transfer of all or substantially all assets of the Company;

(iii)          Amendment of the Certificate;

(iv)          Admission to the Company of additional Members; or

(v)           Dissolution of the Company.

b.             General Manager.  The General Manager of the Company shall have the power and authority to take (or authorize other officers, employees or agents of the Company to take) all actions on behalf of the Company (without the need for the consent or approval of any Member or any other person) that are within the ordinary course of business of the Company unless the Management Committee shall have previously restricted (specifically or generally) such power and authority of the General Manager.

7.3           Number and Designation Procedure.  The Management Committee shall consist of ten (10) individuals. Each Member shall elect representatives to the Management Committee as provided in Section 6.1, and may designate one or more alternates to serve in lieu of any of the representatives so elected. A new Management Committee representative of a Member (or alternate) may be named by written designation by any executive officer of that Member. Each Member shall be responsible for the Compensation and expenses of its representatives on the Management Committee. The initial Management Committee is designated in Exhibit B.

7.4           Actions of the Management Committee.  The Members shall be represented at the Management Committee meetings by their respective members (member in lower case letters shall refer in this Article 7 to a Management Committee member as opposed to a Member of the Company) who shall have full authority to act for and bind the respective Members. Each member so designated shall have one vote on the Management Committee. The Management Committee shall elect a Chairman annually, to serve a term beginning on October 1 and ending on the following September 30. Actions and decisions by the Management Committee shall require a majority vote of fifty-one percent (51%) of the members present at the meeting.

7.5           Regular Meetings.  The Management Committee shall meet not less than once every three months. Meetings of the Management Committee shall be held at the Program site or at such other location as the Members of the Management Committee may decide. Any member of the Management Committee may participate in meetings of the Management Committee by telephone or video conference.

7.6           Special Meetings.  Any member of the Management Committee may call a special meeting of the Management Committee upon two (2) business day’s written notice to the other members. Such notice shall satisfy the requirements of Section 20.1 of this Agreement. By unanimous consent of the members of the Management Committee, special meetings of the Management Committee may be held without notice, at any time and place. Any and all types and items of business may be taken up, considered, acted upon and transacted at a special meeting.

7.7           Quorum.  A quorum of the Management Committee shall consist of six (6) members, provided that the members present include two (2) members representing L-3 Com IS LP; two (2) members representing RA LLC; one member from PSI; and one (1) member from USH. If at the meeting of the Management Committee there is less than a quorum present, a majority of those present may adjourn the meeting.

7.8           Minutes of Meetings.  All business transacted at meetings of the Management Committee shall be recorded in a suitable Minute Book to be kept at such place as the Management Committee shall decide and shall be available during business hours for inspection by the Members. The Management Committee shall designate a Secretary who shall take and keep the minutes of meetings and maintain the records of unanimous written consents, notices and other actions of the Management Committee and its members. The Secretary need not be a member of the Management Committee.

7.9           [Reserved]

7.10         Action Without a Meeting by Consent.  Unless otherwise provided by law, any action required to be taken or any action which may be taken at a meeting of the Management Committee, may be taken without meeting if one or more consents in writing, setting forth the action so taken, shall be signed by each of the members of the Management Committee entitled to vote with respect to the subject matter thereof and delivered to the Company for filing in the minutes or filing with the corporate records. Such consents shall have the same effect as a meeting vote and may be described as such in any document.

7.11         Management Committee Member’s Standard of Care.  A Management Committee member’s duty of care in the discharge of his or her duties to the Company and to the Members shall be limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. In discharging his or her duties, a member shall be fully protected in relying in good faith upon the records required to be maintained under Article 4 and upon such information, opinions, reports or statements by any of the Company’s officers, Members, other members or agents of any of the preceding, or by any other person, as to matters the member of the Management Committee reasonably believes are within such other person’s professional or expert competences and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

ARTICLE 8

GENERAL MANAGER

8.1           Authority of General Manager.  The Management Committee shall designate a project manager who shall work at the Contract site and be assigned the title “General Manager”. The General Manager shall be responsible for the day-to-day management of the Company and its performance of the Contract and the Program. The General Manager shall act as the central point of contact with the Customer. The General Manager shall implement the policies of the Management Committee and shall have full authority to act on behalf of the Company in connection with all Contract matters relating to the daily operation of the Contract and the Program. The General Manager shall have the power to expend Company funds in such amounts and for such purposes as contemplated under the then-current budget approved by the Management Committee. The General Manager shall have such other and further duties as contemplated under the Contract, including but not limited to the following:

a.             serving as the primary contact with the onsite ACO and other designated government representatives;

b.             signing contracts and work requests;

c.             negotiating, signing and implementing all necessary subcontracts and lease agreements as required to execute the Program and within the reimbursement guidelines of the Contract;

d.             hiring and firing employees of the Company; and

e.             delegating portions of his responsibilities and authority to employees of the Company, with certain of those employees, as expressly approved by the Management Committee.

8.2           General Manager’s Standard of Care.  The General Manager’s duty of care in the discharge of the General Manger’s duties to the Company and the Members is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. In discharging his or her duties, the General Manager shall be fully protected in relying in good faith upon the records required to be maintained under Article 4 and upon such information, opinions, reports or statements by any of the Company’s officers, its Members, the Management Committee, or agents of any of the preceding, or by any other person, as to matters the General Manager reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

8.3           Bank Accounts.  All funds of the Company shall be deposited in a bank account or accounts opened in the Company’s name. The Management Committee shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the persons who will have authority with respect to the accounts and the funds therein.

ARTICLE 9

CONTRIBUTIONS AND CAPITAL ACCOUNTS

9.1           Capital Contributions.  All working capital deemed necessary by the Management Committee for operation of the Company shall be furnished by the Members proportionately in accordance with their respective Percentage Interests in the Company, at such times and in such amounts as designated by the Management Committee upon ten days written notice meeting the requirements of Section 20.1 of this Agreement.  Any required capital contribution of a Member for operation of the Company may be funded by such Member from any available loan facilities, other third party financing sources, working capital loans, or other arrangements of such Member.  If any Member borrows funds to meet its obligations hereunder, such borrowing shall be the sole and separate obligation of that Member and shall not be the debt or obligation of the Company, or of the other Members.  No Member hereto shall have the power to borrow monies in the name of, or pledge the credit of, the other Members subject to this Agreement, or to pledge their joint credit.

9.2           Default for Failure to Pay.  Each Member shall be required to provide its proportionate share of working capital funds to the Company within ten business days after written notice by the Management Committee.  In the event the funds are not paid within such ten-day period, the Management Committee or the contributing Member shall provide the non-contributing Member with a further written demand for payment.  In the event that the non-contributing Member fails to pay its proportionate share of such funds within five business days of the second notice, such failure to pay shall be a material breach of this Agreement.  Each Member shall be legally liable (to the Company and other Members, but not to third parties or Company creditors) to contribute to the Company its share of working capital.

9.3           Default Loans.

a.             In the event that any Member (a “Defaulting Member”) shall be in material breach as a result of its failure to contribute its share of working capital, any other Member, provided such other Member shall have advanced the full amount of its capital contribution (the “Non-Defaulting Member”), shall have the right and option at any time thereafter, but not the obligation, to lend (any such loan being herein referred to as a “Default Loan”) to the Company all or any portion of the capital contribution required of the Defaulting Member (herein referred to as the “Defaulted Amount”).  If more than one Non-Defaulting Member shall desire to make a Default Loan, such Non-Defaulting Members shall loan the Defaulted Amount in such proportions as they shall decide; if they cannot decide, each Non-Defaulting Member’s Default Loan shall be made in the proportion that its Percentage Interest bears to the Percentage Interests of all Non-Defaulting Members desiring to make a Default Loan.  Default Loans shall (i) earn interest on the outstanding principal amount thereof at a rate equal to the lessor from time to time of (1) 10% per annum, and (2) the maximum rate then permitted by applicable law as to the Defaulting Member in respect to whom the Default Loan is made, from the date the Default Loan is deemed to have been made until the same is repaid in full, (ii) unless repaid sooner pursuant to any other provision of this agreement, be repaid by the Company on the fifth anniversary of the due date of the Defaulted Amount in respect of which such Default Loan was made,  (iii) be reflected on the books of the Company, (iv) be entitled to distribution in the order of priority provided in Article 10 hereof, and (v) as contributed from time to time, have priority vis-à-vis other Default Loans based upon the inverse order of the date of contribution of the same.

b.             If the Defaulting Member shall fail to advance the full amount of any capital contribution due from such Member hereunder (whether or not a Default Loan shall have been made), such Defaulting Member shall have no right to take any actions or to vote on any matters as a Member and the Non-Defaulting Members shall have the sole and full right to exercise all of the powers of the Members; provided, however, that the disability of the Defaulting Member shall immediately cease and the other rights of the Defaulting Member shall be reinstated upon (i) if no Default Loan was made, the advance by the Defaulting Member to the Company of its defaulted capital contribution or (ii) if a Default Loan was made, the payment to the Company by the Defaulting Member for payment to the holder of the Default Loan the full outstanding principal amount of the Default Loan and all accrued interest due thereon.

9.4           No Third Party Beneficiaries.  No creditor or other third party having dealings with the Company shall have the right to enforce any right or obligation of any Member to make Capital Contributions or pursue any right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Members herein set forth to make Capital Contributions to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.

9.5           Maintenance of Capital Accounts.  The Company shall establish and maintain Capital Accounts for each Member and Assignee, which shall be:

a.             Increased by such person’s Capital Contributions, distributive share of Net Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 10.2 hereof, and the amount of any Company Liabilities assumed by such person or which are secured by any Company Property distributed to such person.

b.             Decreased by the amount of Money and the Gross Asset Value of any Company Property distributed to such person pursuant to any provision of this Agreement, such person’s distributive share of Net Losses and the amount of any liabilities of such person assumed by the Company or which are secured by any Property contributed by such person to the Company.

9.6           Transfer of Interest.  In the event of a transfer of Units in the Company in accordance with the terms of this Agreement, the Capital Account of the transferring Member shall become the capital account of the Assignee, to the extent it relates to the Units transferred.

9.7           Compliance with Section 704(b) of the Code.  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Management Committee determines that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such Regulations, the Management Committee may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member upon dissolution of the Company. The Management Committee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of the Company capital reflected on the Company’s balance sheet, as computed for book purposes in accordance with Regulations section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in unanticipated events might otherwise cause this Agreement not to comply with the Regulations.

ARTICLE 10

ALLOCATIONS AND DISTRIBUTIONS

10.1         Allocations of Net Profits and Net Losses from Operations.  After giving effect to the special allocations set forth in paragraph 10.2 herein, Net Profits, Net Losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the Members and Assignees in proportion to their Percentage Interests.

10.2         Qualified Income Offset.  In the event any Member or Assignee, in such capacity, unexpectedly receives an Offsettable Decrease, such person will be allocated items of income and gain (consisting of a pro rata portion of each item of partnership income and gain for such year) in an amount and manner sufficient to offset such Offsettable Decrease as quickly as possible.

10.3         Distributions.  Available Cash shall be distributed by the Management Committee without regard to the profits or losses of the Company; provided, however, that no cash distributions shall be made (i) which will impair the ability of the Company to pay its just debts as they mature, (ii) result in an excess of the Company’s liabilities over its assets, (iii) reduce the working capital of the Company to a level that would jeopardize its performance of its on-going obligations, or (iv) violate the requirements of its lenders or bonding companies. The Management Committee shall determine when distributions shall be made to the Members pursuant to the provisions of this Agreement. Available Cash shall be distributed not less frequently than quarterly and not more frequently than monthly by the Management Committee to the Members as follows and in the following order of priority:

a.     To the Members holding the same, the outstanding principal amount of any Default Loans advanced by Non-Defaulting Members, plus accrued and unpaid interest thereon (any such distributions to be applied first to all accrued but unpaid interest and then to outstanding principal); provided, however, that Default Loans, as advanced from time to time, shall have priority vis-à-vis other Default Loans based upon the inverse order of the dates in respect of which the same were advanced, to-wit: the last such loan made shall be repaid first; and provided further, however that, as to Default Loans advanced on the same date, amounts distributable pursuant to this clause are to be distributed to the Members holding the same pro rata in accordance with the principal amounts thereof which have not then been repaid; and

b.     To the Members, the balance, pro rata in accordance with their respective Percentage Interests.

10.4         Capital Transactions.  The proceeds of any Capital Transaction, after payment and reserve for all costs and expenses incurred by the Company in connection therewith, shall be applied as follows:

a.             To the Members holding the same, the outstanding principal amount of any Default Loans advanced by Non-Defaulting Members, plus accrued and unpaid interest thereon (any such distributions to be applied first to all accrued but unpaid interest and then to outstanding principal); provided, however, that Default Loans, as advanced from time to time, shall have priority vis-à-vis other Default Loans based upon the inverse order of the dates in respect of which the same were advanced, to-wit: the last such loan made shall be repaid first; and provided further, however, that, as to Default Loans advanced on the same date, amounts distributable pursuant to this clause are to be distributed to the Members holding the same pro rata in accordance with the principal amounts thereof which have not then been repaid;

b.             To the Members, to the extent of and in proportion to their Unrepaid Capital; and

c.             To the Members, the balance, pro rata in accordance with their respective Percentage Interests.

ARTICLE 11

TAXES

11.1         Elections.  The Management Committee may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

11.2         Taxes of Taxing Jurisdictions.  To the extent that the laws of any Taxing Jurisdiction require, each Member (or such Members as may be required by the Taxing

Jurisdiction) will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member’s income, plus any interest or penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article 10.

11.3         Tax Matters Member.  RA LLC shall be the tax matters partner of the Company pursuant to section 6231(a)(7) of the Code.

a.             The tax matters partner shall take such action as may be necessary to cause each Member to become a notice partner within the meaning of section 6223 of the Code. The tax matters partner shall inform each other Member of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within ten (10) Business Days after becoming aware thereof and, within such time, shall forward to each other Member copies of all significant written communications it may receive in such capacity. The tax matters partner may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of the Members. This provision is not intended to authorize the tax matters partner to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code. Expenses of administrative and judicial proceedings relating to the determination of Company items at the Company level undertaken by the tax matters partner shall be Company expenses.

b.             The tax matters partner shall cause to be prepared and filed all necessary federal and state income tax returns for the Company. Each Member shall furnish to the tax matters partner all pertinent information in its possession relating to Company operations that is necessary to enable such income tax returns to be prepared and filed.

c.             The following elections shall be made on the appropriate returns of the Company:

i.              to adopt the calendar year as the Company’s fiscal year;

ii.             to adopt the accrual method of accounting;

iii.            if there shall be a distribution of Company Property as described in Section 734 of the Code or it there shall be a transfer of a Company Interest as described in Section 743 of the Code, upon written request of any Member, to elect pursuant to section 754 of the Code, to adjust the basis of Company Properties;

iv.            to amortize the organizational expenses of the Company ratably over a period of sixty (60) months as permitted by Section 709(b) of the Code;

v.             any other election the tax matters member may deem appropriate and in the best interest of the Partners.

No election shall be made by the Company or any Member to be excluded from the application of the provisions of subchapter K of Chapter 1 of Subtitle A of the Code or any similar provisions of applicable state laws.

11.4         Tax Advances.  At least ten days before each date prescribed by the Code for a calendar year corporation to pay quarterly installments of estimated tax, the Company shall distribute to each Member cash equal to 40% of the estimated partnership taxable income for that period. Any distributions for tax advances under this section shall be treated as reductions in the Member’s capital balance, net of accrued partnership income. Rights to tax advance distributions shall rank senior to any rights to distributions in any other sections of this Agreement.

ARTICLE 12

DISPOSITION OF MEMBERSHIP INTERESTS

12.1         Disposition.  No Member of Assignee may Dispose of all or a portion of the Member’s or Assignee’s Units without the written consent of all other Members and except upon compliance with this Section 12.1. No Unit shall be Disposed of:

a.             if such Disposition, alone or when combined with other transactions, would result in a termination of the Company within the meaning of Section 708 of the code;

b.             unless and until the Management Committee receives from the Assignee the information and agreements that the Management Committee may reasonably require, including, but not limited to any taxpayer identification number and any agreement that may be required by any taxing jurisdiction;

c.             unless and until the Management Committee receives either (i) satisfactory evidence that such Units are to be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (ii) the transferor Member or Assignee provides an opinion of counsel, which opinion and counsel shall be satisfactory to the Company, to the effect that such Disposition is exempt from all applicable registration requirements and that such Disposition will not violate any applicable laws regulating the Disposition of securities; and

d.             unless and until the Management Committee receives documentation of the assignment wherein the Assignee agrees to be subject to and bound by all of the terms of this Agreement.

12.2         Dispositions not in Compliance with this Article Void.  Any attempted Disposition of Units, or any part thereof, not in compliance with Section 12.1 shall be, and is declared to be, null and void.

12.3         Compliance with 41 U.S.C. 15(a).  It is not the intent of the LLC members to circumvent the statutory prohibition on the transfer of contracts to another party under 41 U.S.C. 15(a), or to limit the Government’s rights. Disposition of Membership Interests does not constitute an assignment of the LLC’s prime contract with the Government.

ARTICLE 13

ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS

13.1         Rights of Assignees.  The Assignee of a Unit has no Voting Rights nor any right to become a Member. The Assignee is only entitled to receive the Distributions and return of capital, and to be allocated the Net Profits and Net Losses attributable to the Unit.

13.2         Admission of Substitute Members.  An Assignee of a Unit shall be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Unit only with the approval, which may be withheld in their sole and absolute discretion, of Members holding fifty-one percent (51%) of the Percentage Interests. If so admitted, the Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member who initially assigned the Unit. The admission of a Substitute Member, without more, shall not release the Member initially assigning the Unit from any liability to the Company that may have existed prior to the approval.

13.3         Admission of Additional Members.  Upon unanimous approval of the Members and a determination by the Management Committee of the Capital Contribution required, Additional Members may be admitted to the Company. Each Additional Member shall execute an Admission Agreement.

13.4         Compliance with 41 U.S.C. 15(a).  It is not the intent of the LLC members to circumvent the statutory prohibition on the transfer of contracts to another party under 41 U.S.C. 15(a) or to limit the Government’s rights thereof. Substitution of members does not constitute an assignment of the LLC’s contract with the Government. The agreement does provide for assignment under the Assignment of Claims Act, reference FAR 52.232-23 and 41 U.S.C. 15(b), as contained in 1.50 of the Government’s Request For Proposal.

ARTICLE 14

DISSOLUTION AND WINDING UP

14.1         Dissolution.  The Company shall be dissolved, and its affairs wound up, upon the first to occur of the following events:

a.             the approval of the Members; or

b.             the entry of a decree of judicial dissolution under Section 18-802 of the Act.

The Company shall not be dissolved by the death, bankruptcy, withdrawal, expulsion or dissolution of a Member or by the occurrence of any other event of bankruptcy under the Act with respect to a Member in the Company, and the remaining Members, by executing this Agreement, hereby agrees to continue the business of the Company without dissolution after the occurrence of such an event.

14.2         Effect of Dissolution.  Upon dissolution, the Company shall cease carrying on as distinguished from the winding up of the Company business; the Company is not thereby terminated, but continues until the winding up of the affairs of the Company is completed and the certificate of cancellation has been issued by the Secretary of State.

14.3         Distribution of Assets on Dissolution.  Upon the winding up of the Company, the Company Property shall be distributed:

a.             to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

b.             to Members and Assignees in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company’s taxable year in which the liquidation occurs. Liquidation proceeds shall be paid within 60 days of the end of the Company’s taxable year or, if later, within 90 days after the date of liquidation. Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Management Committee.

14.4         Winding Up and Certificate of Cancellation.  The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the Completion of winding up of the Company, a certificate of cancellation shall be delivered promptly to the Secretary of State for filing. The certificate of cancellation shall set forth the information required by the Act.

ARTICLE 15

AMENDMENT

15.1         Agreement May Be Modified.  This Agreement may be modified as provided in this Article (as the same may from time to time be amended). No Member or Management Committee member shall have any vested rights in this Agreement which may not be modified through an amendment to this Agreement.

15.2         Amendment or Modification of Agreement.  This Agreement may be amended or modified from time to time only by a written instrument executed by all Members.

ARTICLE 16

LIABILITY OF MEMBERS, MANAGEMENT COMMITTEE AND GENERAL
MANAGER; INDEMNIFICATION

16.1         Exculpation.

a.             No Member, Management Committee member or the General Manager (each, a “Covered Person”), shall be liable to the Company or a Member for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of laws or in equity or otherwise.

b.             A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person’s or entity’s professional or expert competence.

16.2         Fiduciary.  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Covered Person or to an other person that is a party to or is otherwise bound by this Agreement, a Covered Person acting under this Agreement shall not be liable to the Company or to such other person for such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a

Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

16.3         Indemnification.  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any costs and expenses (including attorneys’ fees and disbursements), loss, liability, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company.

16.4         Expenses.  To the fullest extent permitted by applicable law, expenses (including attorneys’ fees and disbursements) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that such Covered Person was not entitled to be indemnified hereunder.

ARTICLE 17

INTELLECTUAL PROPERTY

17.1         Rights to Intellectual Property:

a.             For purposes of this Agreement, the term “Intellectual Property” shall mean patented and unpatented inventions, mask works, copyrighted works, trade secrets, know-how and proprietary information of either party. It is mutually understood and agreed that no Member shall acquire, directly or by implication, any rights in any Intellectual Property of any of the other Members owned, controlled, acquired, developed, authored, conceived or reduced to practice prior to the date of this Agreement, including but not limited to, inventions described and claimed in applications for U.S. or foreign Letters Patent filed prior to the date of this Agreement, except as expressly provided herein or in any resulting subcontract among the Members.

b.             Each Member, insofar as it is free to do so without obligation to others, hereby authorizes the Company and other Members to use its Intellectual Property solely as necessary for the performance of the Company under the Contract and of each Member under this Agreement.

c.             Subject to any rights of the Customer, each Member shall retain title to any Intellectual Property if developed, authored, conceived or reduced to practice independently and solely by that Member during the performance of this Agreement without the other Members’ Intellectual Property, without the participation of Company’s agents, employees, and contractors, and without the expenditure of Company funds. In such event, no license, express or implied, shall inure to the benefit of the other Members to prepare or distribute copies and to prepare derivative works of such copyrighted works or to make, have made, use, sell, offer to sell, have sold and export/import products or processes incorporating such Intellectual Property.

d.             In the event Intellectual Property is developed by one Member during the performance of this Agreement without the participation of the Company’s agents, employees, and contractors and without the expenditure of Company funds, which necessarily derives from and incorporates Intellectual Property disclosed by another Member (the “Contributing Member”), such developed Intellectual Property shall be and remain the property of the developing Member; provided, however, that the developing party shall and does hereby grant to the Contributing Member a nonexclusive, worldwide, royalty-free, irrevocable right and license to make and distribute copies and prepare derivative works of such Intellectual Property, and to make, have made, use, sell, offer to sell and have sold for any purpose such inventions, products or processes incorporating such developed Intellectual Property.

e.             In the event Intellectual Property is developed by the Company or jointly by Members during the performance of this Agreement, including Intellectual Property with the participation of Company agents, employees and contractors and/or Company funds, such Intellectual Property shall be owned jointly by such Members unless one of such Members elects not to participate in such joint ownership. None of such Members shall take action with respect to such jointly developed Intellectual Property which will adversely affect the rights of any other of such Members without the prior written consent thereof. As to all such jointly owned Intellectual Property, each of the owning Members shall be free to use, practice and license non-exclusively such jointly owned Intellectual Property, without in any way accounting to the other owning Members, except that each owning Member agrees to use reasonable efforts to maintain such jointly owned Intellectual Property as confidential and proprietary in the same manner it treats its own Intellectual Property of a similar character. Procedures for seeking and maintaining protection such as patents or copyrights for jointly owned Intellectual Property shall be mutually agreed upon in good faith by the owning Members. Any owning Member which does not bear its proportionate share of expenses in securing and maintaining patent protection on jointly owned Intellectual Property in any particular country or countries shall surrender its joint ownership under any resulting patents in such country or countries.

ARTICLE 18

PROHIBITED TRANSACTIONS

18.1         Prohibited Transitions. During the time of the organization or continuance of the Company, none of the Members hereof shall (except to the extent otherwise provided herein) do any of the following:

a.             Use the name of the Company (or any substantially similar name) or any trademark or trade name adopted by the company, except in the ordinary course of the Company’s business;

b.             Disclose to any non-Member any of the Company business practices, trade secrets, or any other information not generally known to the business community;

c.             Do any other act or deed with the intention of harming the business operations of the Company;

d.             Possess Company Property or assign the right of the Company or its Members in specific Company Property for other than a Company purpose;

e.             Employ or make an offer of employment to any of the personnel of the Company without the express written consent of the other Member, which prohibition shall continue in effect for ninety (90) days after the end of the term defined in Section 1.4; and

f.              No Member shall have a right and each Member hereby agrees not to withdraw from the Company, nor shall the Members dissolve, terminate, or liquidate the Company, or petition a court for the dissolution, termination or liquidation of the Company, except as provided in this Agreement.

ARTICLE 19

MEDIATION AND ARBITRATION

19.1         Mediation.  Prior to institution of the arbitration procedures hereafter provided for, the Members shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date which is 30 days prior to the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

19.2         Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or breach thereof, which cannot first be settled amicably and satisfactorily between or among the parties, either directly or through mediation as herein provided, shall be settled in a place mutually agreed to by the parties by arbitration in the English language in accordance with the Commercial Rules of Arbitration of the American Arbitration Association. The panel of arbitrators shall consist of a single arbitrator selected in accordance with the aforementioned rules. The award of the arbitrator shall be final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Except as otherwise provided herein, this Agreement is governed by the provisions of the Federal Lay Arbitration Act. The arbitrator’s award may include compensatory damages against any party. Under no circumstances will the arbitrator be authorized to, nor shall he or she award consequential or punitive damages or multiple damages against a party. The arbitrator shall have the authority but not the obligation to award the costs of arbitration and reasonable attorney’s fees to the prevailing party as hereafter provided; however, if the arbitrator does not award such costs and fees, each party will be responsible for its costs incurred in arbitration except that the costs and fees imposed by the arbitrator for his or her expenses and the fees of the American Arbitration Association shall be borne equally by the parties.

Notwithstanding the above, a party may seek injunctive relief in any court of competent jurisdiction against improper use or disclosure of proprietary information.

Notwithstanding the above, the parties’ failure in good faith to reach mutual agreement on the terms and conditions of the Contract shall not be considered a controversy or claim subject to arbitration under this Article, nor shall it otherwise constitute a legally justiciable issue.

ARTICLE 20

MISCELLANEOUS PROVISIONS

20.1         Form of Notice.

a.             Notice under this Agreement shall be in writing unless oral notice is reasonable under the circumstances. Notice by Electronic Transmission is written notice.

b.             Notice may be communicated in person; by mail or other method of delivery; or telephone, voice mail or other electronic means.

c.             Written notice to a Member, if in a comprehensible form, is effective (i) upon deposit in the United States mail, if mailed postpaid and correctly addressed to the Member’s address shown in the Company’s current record of Members or (ii) when electronically transmitted to the Member in a manner authorized by the Member.

d.             Written notice to the Company may be addressed to its registered agent at its registered office or to the President at the Company’s principal office described in Section 1.6 herein.

e.             Except as provided in subsection (c), written notice, if in a comprehensible form, is effective at the earliest of the following:

(i)            When received;

(ii)           Five (5) days after its deposit in the United States mail, if mailed postpaid and correctly addressed;

(iii)          On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

f.              Oral notice is effective when communicated if communicated in a comprehensive manner.

g.             Whenever any notice is required to be given under this Agreement or the Act, a person entitled to notice may waive any such notice. A waiver must be in writing, signed by the person entitled to such notice (whether before or after the date and time stated in the notice), and delivered to the Company for inclusion in the minutes or filing with the Company records. A person’s attendance at or participation in a meeting, as the case may be, waives such person’s objection (a) to lack of any required notice or a defective notice of the meeting, unless such person, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for action taken at the meeting, and (b) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice (if the purposes are required to be described in the notice), unless such person objects to consideration of the matter when it is presented and does not thereafter vote for action taken with respect to the matter.

20.2         Entire Agreement.  This Agreement represents the entire agreement among all the Members and, except to the extent a revision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule.

20.3         Rights of Creditors and Third Parties under Agreement.  This Agreement is entered into for the exclusive benefit of the Members, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement, Admission Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

20.4         Headings.  Paragraph and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

20.5         Incorporation by Reference.  Every exhibit, schedule or other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

20.6         Variation of Pronouns.  All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

20.7         Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware, including its statutes of limitations. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the least degree possible in order to make the agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

20.8         Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

20.9         No State-Law Company.  The Members intend that the Company not be a partnership (including, without limitation, a limited partnership), and that no Member be a Member of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

IN WITNESS WHEREOF, we, the Members of the Joint Venture, have executed this Agreement effective as of the Effective Date.

L-3 COMMUNICATIONS INTEGRATED SYSTEMS, LP

By:	/s/ Robert W. Drewes
Robert W. Drewes, President

PARAGON SYSTEMS, INC.

By:	/s/ Charles Keathley
Charles Keathley, President

RAYTHEON AEROSPACE, LLC

By:	/s/ Daniel A. Grafton
Daniel A. Grafton, President

U.S. HELICOPTER INCORPORATED

By:	/s/ David R. Thaxton
David R. Thaxton, President / CEO

EXHIBIT A

Member	Initial Capital Contribution and Value	Units	Percentage Interests
L-3 Communications Integrated Systems, LP	$4,000.00	40.0	40.00%
10001 Jack Finney Boulevard
Greenville, Texas 75402
(L-3 Com IS LP)

Paragon Systems, Inc.	$1,000.00	10.0	10.00%
3317 Triana Boulevard, S.W.
Huntsville, Alabama 35805
(PSI)

Raytheon Aerospace, LLC	$4,000.00	40.0	40.00%
555 Industrial Drive South
Madison, Mississippi 39110
(RA LLC)

U.S. Helicopter Incorporated	$1,000.00	10.0	10.00%
668 Parker Drive
Ozark, Alabama 36360
(USH)

Total:	$10,000.00	100.00	100.00%

EXHIBIT B

Initial Management Committee

Jay Ward

Dave Robinson

Jim Van Dusen

Steve Sinquefield

Willy Wilson

Harold Bright

Ed Gloviak

Walt Yates

Bill Powell

David Merriam